EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation of our reports included in and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements File No.'s 333-02683, 333-05231, 333-15851, 333-43055, 333-51189, 333-51181, 333-57779, 333-84483 and 333-86492.

/S/ BATTELLE & BATTELLE LLP

 BATTELLE & BATTELLE LLP

Dayton, Ohio

February 25, 2004